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EXHIBIT 21
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                             LIST OF SUBSIDIARIES
                             --------------------

     1.  Mecklermedia Limited
         Fourth Floor
         Artillery House
         Artillery Row
         Victoria Street, London, England

         Jurisdiction of Organization:  England

     2.  iWORLD Corporation
         20 Ketchum Street
         Westport, Connecticut  06880

         Jurisdiction of Organization: Delaware

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